Exhibit 3.2

DocuSign Envelope ID: 89736BEE-F38D-4027-A2F3-8E6B7017C981

Form 426 **(Revised 05/11)** Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 **Filing Fee: $15**	**Resolution Relating to a Series of Shares**	This space reserved for office use.

Entity Information

The name of the corporation is:

Mangoceuticals, Inc.

State the name of the entity as currently shown in the records of the secretary of state.

The file number issued to the filing entity by the secretary of state is: 0804264096

Copy of Resolution

(Please check only one box.)

☐ A copy of a resolution establishing and designating a series of shares is attached.

☐ A copy of a resolution increasing or decreasing the number of shares in an established series is attached.

☐ A copy of a resolution deleting an established series is attached.

☒ A copy of a resolution amending an established series is attached.

Adoption of Resolution

The resolution was adopted by all necessary action on the part of the corporation on:
06/27/2024

mm/dd/yyyy

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ________________

Form 426

3

DocuSign Envelope ID: 89736BEE-F38D-4027-A2F3-8E6B7017C981

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ______________________

The following event or fact will cause the document to take effect in the manner described below:

____

____

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: June 27, 2024

DocuSigned by:
Jacob Cohen
25D35FACA4C3477...

CEO

Signature and title of authorized officer

Form 426

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MANGOCEUTICALS, INC.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

of

SERIES B CONVERTIBLE PREFERRED STOCK OF MANGOCEUTICALS, INC.

Pursuant to Sections 21.155 and 21.364(g) of the

Texas Business Organizations Code

Mangoceuticals, Inc., a Texas corporation (the “Company”), hereby certifies that the following resolution was adopted by (a) the Board of Directors of the Company (the “Board of Directors”); and (b) the sole shareholder of the Company’s outstanding Series B Convertible Preferred Stock (the “Majority Stockholder”), pursuant to Sections 21.155 and 21.364(g) of the Texas Business Organizations Code.

WHEREAS, the Board of Directors created a series of preferred stock called the “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”) pursuant to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., filed with the Secretary of State of the State of Texas on March 28, 2024 (the “Certificate of Designations”);

WHEREAS, unless otherwise specified in this Certificate of Amendment, all terms herein shall have the same meanings ascribed to them in the Certificate of Designations; and

WHEREAS, the Board of Directors and Majority Stockholder believes that it is advisable and in the best interests of the Company and its stockholders to amend the Certificate of Designations to increase the floor price thereunder to $0.15 per share.

RESOLVED, that Section 6(c) of the Certificate of Designations is hereby amended and restated in its entirety to read as follows:

“b)

Conversion Price. The conversion price for the Preferred Shares shall be equal to the lesser of (x) $0.40, or (y) 90% of the average of the three lowest VWAPs during the ten Trading Days preceding and ending on and including the Conversion Date subject to adjustment herein (the “Set Price” or the “Conversion Price”). Further, in no event shall the Conversion Price be less than $0.15, subject to adjustment herein or the mutual agreement of the Holder and the Corporation (the “Floor Price”).”

RESOLVED, that this Certificate of Amendment shall be effective as filed by the Texas Secretary of State; and it is further

RESOLVED, that except for the matters set forth in this Certificate Amendment, all other terms of the Certificate of Designations shall remain unchanged and in full force and effect.

[Signature on Following Page]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed in its name and on its behalf on this 27th day of June 2024.

Mangoceuticals, Inc.

By:	/s/ Jacob D. Cohen
Name:	Jacob D. Cohen
Title:	Chief Executive Officer

Signature Page to

Certificate of Amendment